                                                                    EXHIBIT (14)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this  Registration  Statement on
Form N-14  (the "Registration  Statement") of our report dated January 16, 2007, relating  to the  financial  statements  and  financial  highlights  of American
Century Strategic Asset Allocations,  Inc., including American Century Strategic
Allocation:  Conservative Fund, American Century Strategic Allocation:  Moderate
Fund, and American Century Strategic  Allocation:  Aggressive Fund, for the year ended November 30,  2006, which is incorporated by reference in the Registration
Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 29, 2007